EXHIBIT 23.2

                                  JERE J. LANE
                          Certified Public Accountant
                              2901 N.W. 112 Avenue
                            Coral Springs, FL. 33065
                   Tel: (954) 340-2848 / Fax: (954) 340-7519


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                                  July 8, 1997



To Alchemy Holdings, Inc.:

We hereby consent to the incorporation in this registration Form S-8 of our report dated April 15, 1997 accompanying the financial statements of Alchemy Holdings, Inc., (formerly Hawk Marine Power) a Florida Corporation.


                                  /s/ JERE J. LANE
                                  ------------------
                                  JERE J. LANE